Exhibit 10.1

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of this prospectus is [Date].

MARSH & McLENNAN COMPANIES, INC.

2000 SENIOR EXECUTIVE INCENTIVE AND STOCK AWARD PLAN

AND

2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN

Terms and Conditions of [Year] Annual Long-Term Incentive Award

to U.S. Award Recipients

This [Year] Annual Long Term Incentive Award has been granted to you on [Date] (the “Grant Date”) under the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan or the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan (as applicable to you, the “Plan”) as set forth in the Grant Letter (as defined below). For purposes of these Terms and Conditions, “MMC” means Marsh & McLennan Companies, Inc. and any successor thereto.

I.	GRANT, VESTING, EXERCISABILITY AND DISTRIBUTION OF AWARD; RESTRICTIVE COVENANTS AGREEMENT

A.	Grant of Award

1.

Your [Year] Annual Long Term Incentive Award consists of one or more of the following types of equity-based awards: performance contingent nonqualified stock options, restricted stock units, and performance based restricted stock units. The letter delivered to you from [Name], dated [Date], announcing the grant of your [Year] Annual Long Term Incentive Award (the “Grant Letter”) sets forth each type of equity-based award and the number of shares of MMC common stock covered by such equity-based award that comprises your individual award (the “Award”). These Terms and Conditions describe the terms and conditions of all three types of equity-based awards that may comprise a [Year] Annual Long Term Incentive Award even though your Award may consist of fewer types of equity-based awards, in which case, only the portions of these Terms and Conditions that describe or relate to those types of equity-based awards shall pertain to your Award. The description of a type of equity-based award in these Terms and Conditions that is not a part of your Award does not give or imply any right to such type of equity-based award. You must execute a Restrictive Covenants Agreement (as described in Section I.E.) by the date specified in the Grant Letter to accept the Award.

B.	Performance Contingent Nonqualified Stock Option

1.

General. A performance contingent nonqualified stock option (“Option”) represents the right to purchase the number of shares of MMC common stock specified in the Grant Letter (the “Option Shares”) at the exercise price specified in the Grant Letter.

2.

Vesting. Subject to your continued employment, twenty-five percent (25%) of the Option Shares covered by the Option will vest on each of the first four anniversaries of the Grant Date. If your employment terminates prior to [Date], your right to the unvested portion of the Option will be determined in accordance with Section IV below.

3.

Exercisability. Except as provided in Section V.A, the Option will become exercisable with respect to vested Option Shares on the trading day following the tenth consecutive trading day that the closing price of a share of MMC common stock on the New York Stock Exchange exceeds the grant price of the Option by fifteen percent (15%) or more (the “Performance Contingency”) and will remain exercisable until the expiration date of the grant unless such Option is subject to an earlier expiration date or forfeited in accordance with Section IV. The Option may not be exercised with respect to Option Shares for which the Performance Contingency is not satisfied following vesting.

C.	Restricted Stock Units

1.

General. A restricted stock unit (“RSU”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to these Terms and Conditions and the terms and conditions of the Plan, one (1) share of MMC common stock as soon as practicable after vesting or as otherwise provided herein.

2.

Vesting. Subject to your continued employment, thirty-three and one-third percent (33 1/3%) of the RSUs are scheduled to vest on each of the first three anniversaries of the Grant Date (each an “RSU Scheduled Vesting Date”). If your employment terminates prior to the RSU Scheduled Vesting Date, your right to the RSUs will be determined in accordance with Section IV below.

3.

Delivery of Shares. Shares of MMC common stock in respect of the RSUs covered by the Award shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. The delivery of shares in respect of the RSUs is conditioned on your satisfaction of any applicable tax withholding with respect to the Award.

D.	Performance Based Restricted Stock Units

1.

General. A performance based restricted stock unit (“PRU”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to these Terms and Conditions and the terms and conditions of the Plan, as soon as practicable after vesting or as otherwise provided herein, a minimum of [Number] share of MMC common stock up to a maximum of [Number] shares of MMC common stock, depending on the actual achievement, as determined by the Compensation Committee of the MMC Board of Directors (the “Committee”), of [performance objectives]; provided that if you are one of [Group], the minimum number of shares of MMC common stock in respect of a PRU shall be [Number]; provided further that if your employment terminates prior to the PRU Scheduled Vesting Date (defined below), the number of shares of MMC common stock deliverable in respect of a PRU shall be determined as provided by Section IV below.

2.

Vesting. Subject to your continued employment, the PRUs are scheduled to vest on the third anniversary of the Grant Date (the “PRU Scheduled Vesting Date”). If your employment terminates prior to the PRU Scheduled Vesting Date, your right to the PRUs, and the number of shares delivered in respect of each PRU, will be determined in accordance with Section IV below.

3.

Delivery of Shares. Shares of MMC common stock in respect of the PRUs covered by the Award that vest on the PRU Scheduled Vesting Date shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. If your employment terminates prior to the PRU Scheduled Vesting Date, shares of MMC common stock in respect of the PRUs covered by the Award that vest on such termination of employment shall be distributed to you as provided in Section IV.I. The delivery of shares in respect of the PRUs are conditioned on your satisfaction of any applicable tax withholding with respect to the Award. The aggregate number of shares of MMC common stock delivered in respect of PRUs covered by the Award shall be rounded up to the nearest whole share.

E.	Restrictive Covenants Agreement

As provided in these Terms and Conditions, you must execute a restrictive covenants agreement in a form determined by MMC (“Restrictive Covenants Agreement”) to accept the Award, to exercise an Option and for your Award to vest upon certain terminations of employment. The Restrictive Covenants Agreement generally applies for a period of one year commencing with your termination of employment. You may obtain a copy of the Restrictive Covenants Agreement from MMC or an agent appointed by MMC. You may wish to consider consulting an attorney at your own expense before signing the Restrictive Covenants Agreement. Please retain a copy of your signed Restrictive Covenants Agreement for your records.

II.	RIGHTS OF RESTRICTED STOCK UNITS AND PERFORMANCE BASED RESTRICTED STOCK UNITS

A.

Unless and until both the vesting conditions of the Award have been satisfied and shares of MMC common stock have been delivered to you in accordance with the terms and conditions described herein, you have only the rights of a general unsecured creditor and you have none of the attributes of ownership to such shares of stock (e.g., units cannot be used as payment for stock option exercises; units may not be transferred or assigned; units have no voting rights).

B.

Dividend equivalents are payable on each RSU and PRU, at or after the time of distribution of any dividend paid by MMC in respect of a share of its common stock (a “Dividend Payment Date”), the record date of which occurs on or after the Grant Date. You shall be entitled to receive an amount (less applicable withholding) equal to such dividend payment as would have been made in respect of one (1) share of MMC common stock for each RSU or PRU covered by the Award. Payment of a dividend equivalent shall be made only with respect to RSUs or PRUs that are outstanding on the Dividend Payment Date.

III.	METHOD OF EXERCISE OF A PERFORMANCE CONTINGENT NONQUALIFIED STOCK OPTION

A.	General Procedures

An Option may be exercised by written notice to MMC or an agent appointed by MMC, in form and substance satisfactory to MMC, which must state the election to exercise such Option, the number of Option Shares for which such Option is being exercised and such other representations and agreements as may be required pursuant to the provisions of these Terms and Conditions and the Plan (the “Exercise Notice”). The Exercise Notice must be accompanied by (i) any required income tax forms and (ii) a reaffirmation of the Restrictive Covenants Agreement, unless the Option is being exercised after your death in accordance with Section IV.A.1.

B.	Payment of Exercise Price

Payment of the aggregate exercise price may be made with U.S. dollars or by tendering shares of MMC common stock (including shares acquired from a stock option exercise or a stock award vesting) which you have owned for at least six months prior to the exercise date having a value equal to or greater than the aggregate exercise price.

C.	Satisfaction of Income and Social Security Tax Withholding Obligation

Applicable taxes (including payroll and FICA taxes) are required by law to be withheld when an Option is exercised. A sufficient number of shares of MMC common stock resulting from the Option exercise will be retained by MMC to satisfy the tax-withholding obligation unless you elect in the Exercise Notice to satisfy all applicable tax withholding by check.

D.	Registration and Distribution of Option Shares

1.

The shares from your Option exercise will be registered as specified in the Exercise Notice, as of the date of exercise. The shares may be registered only in (i) your name or (ii) your name and your spouse’s name as joint tenants with rights of survivorship.

2.	The shares from the Option exercise will be distributed as specified in the Exercise Notice, after you have satisfied your tax withholding obligation.

3.	You will receive written confirmation of the Option exercise by mail at your home address on file, generally within a week following the exercise date.

IV.	TERMINATION OF EMPLOYMENT

If your employment with MMC or any of its subsidiaries or affiliates (the “Company”) terminates, the following shall apply:

A.	Death

1.

Performance Contingent Nonqualified Stock Option. In the event your employment is terminated because of your death, the Option will vest with respect to any unvested Option Shares at such termination of employment and will become exercisable upon the satisfaction of the Performance Contingency. The person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution shall be entitled to exercise such Option with respect to vested Option Shares (and any Option Shares that were vested at the time of your death and for which the Performance Contingency is satisfied) within two years after the date of death, but in no event shall the Option be exercised beyond the expiration date of the Award.

2.	Restricted Stock Units. In the event your employment is terminated because of your death, the RSUs will vest at such termination of employment and will be distributed as described in Section I.C.3.

3.

Performance Based Restricted Stock Units. In the event your employment is terminated because of your death, the PRUs will vest at such termination of employment and will be distributed as described in Section IV.I.1.

B.	Permanent Disability

1.

Performance Contingent Nonqualified Stock Option. In the event your employment is terminated due to total and permanent disability as determined under MMC’s long-term disability program, the Option will vest with respect to any unvested Option Shares at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will become exercisable upon the satisfaction of the Performance Contingency. Such vested Option Shares (and any Option Shares that were vested at the time of your termination of employment and for which the Performance Contingency is satisfied) shall be exercisable for two years following your termination of employment, but in no event shall the Option be exercised beyond the expiration date of the Award.

2.

Restricted Stock Units. In the event your employment is terminated due to total and permanent disability as determined under MMC’s long-term disability program, the RSUs will vest at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section I.C.3.

3.

Performance Based Restricted Stock Units. In the event your employment is terminated due to total and permanent disability as determined under MMC’s long-term disability program, the PRUs will vest at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section IV.I.1.

C.	Normal Retirement

1.

Performance Contingent Nonqualified Stock Option. In the event you retire from the Company on or after your Normal Retirement Date, the Option will vest with respect to any unvested Option Shares at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will become exercisable upon the satisfaction of the Performance Contingency. Such vested Option Shares (and any Option Shares that were vested at the time of your termination of employment and for which the Performance Contingency is satisfied) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

2.

Restricted Stock Units. In the event you retire from the Company on or after your Normal Retirement Date, the RSUs will vest at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section I.C.3.

3.

Performance Based Restricted Stock Units. In the event you retire from the Company on or after your Normal Retirement Date, the PRUs will vest at such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section IV.I.1.

D.	Early Retirement

1.

Performance Contingent Nonqualified Stock Option. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the Option will vest as provided in the first sentence of Section I.B.2, without regard to such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will become exercisable upon the satisfaction of the Performance Contingency. Such vested Option Shares (and any Option Shares that were vested at the time of your termination of employment and for which the

Performance Contingency is satisfied) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

2.

Restricted Stock Units. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the RSUs will vest as provided in the first sentence of Section I.C.2, without regard to such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section I.C.3.

3.

Performance Based Restricted Stock Units. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the PRUs will vest as provided in the first sentence of Section I.D.2, without regard to such termination of employment provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section IV.I.2.

E.	By the Company Other Than For Cause

1.	Termination Other Than For Cause

a.

Performance Contingent Nonqualified Stock Options. In the event your employment is terminated by the Company other than for Cause (as defined below), all of your rights, title and interest in and to any unvested Option Shares will be forfeited upon such termination of employment. Any Option Shares that were vested at the time of your termination of employment and for which the Performance Contingency is satisfied shall be exercisable until the earlier of ninety (90) days following your termination of employment and the expiration date of the Award.

b.

Restricted Stock Units. In the event your employment is terminated by the Company other than for Cause, the RSUs will vest at such termination of employment on a pro rata basis as described in Section IV.H.1 provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section I.C.3.

c.

Performance Based Restricted Stock Units. In the event your employment is terminated by the Company other than for Cause, the PRUs will vest at such termination of employment on a pro rata basis as described in Section IV.H.2 provided that you satisfy the condition to vesting described in Section IV.G and will be distributed as described in Section IV.I.2.

2.	Definition of Cause

For purposes of these Terms and Conditions, “Cause” shall mean misappropriation of assets of the Company or any of its subsidiaries or affiliates; willful misconduct in the performance of the employee’s duties; continued failure after notice, or refusal, to perform the duties of the employee; violation of a written code of conduct applicable to the employee; willful violation of an important policy of the Company or any of its subsidiaries or affiliates; breach of fiduciary duty or breach of trust; conviction of a felony, or of any other crime involving moral turpitude; imprisonment for any crime; or any other action likely to bring substantial discredit to the Company or any of its subsidiaries or affiliates.

3.

For the avoidance of doubt, in the event of a sale or similar transaction involving the business unit for which you work (“Employing Company”) as a result of which the Employing Company ceases to be a subsidiary of MMC, your employment will be deemed terminated by the Company other than for Cause, even if your employment with the Employing Company continues after the sale.

F.	All Other Employment Terminations

1.

For all other terminations of employment, all of your rights, title and interest in and to the Award, whether vested or unvested, shall be forfeited on the date of such termination of employment, except to the extent that the Committee may determine otherwise.

2.	For purposes of these Terms and Conditions, your employment will be treated as terminated when you are no longer employed by MMC or any affiliate or subsidiary of MMC.

G.	Condition to Vesting of Award Upon Termination of Employment

In the event of your termination of employment due to total and permanent disability, Early Retirement or Normal Retirement, or your termination of employment other than for Cause as described in Sections IV.B. through E, any unvested portion of the Award will vest as provided in the applicable portion of Section IV; provided that you execute and return to MMC (or an agent appointed by MMC) a Restrictive Covenants Agreement within 30 days following your termination of employment. Failure to timely execute and comply with the Restrictive Covenants Agreement will result in forfeiture of all of your rights, title and interest in and to the Award, whether vested or unvested.

H.	Determination of Pro-Rata Vesting Upon Termination of Employment

1.

The number of RSUs that vest at such termination of employment on a pro rata basis is equal to the sum of the “Pro Rata RSUs” for each RSU Scheduled Vesting Date following your termination of employment. The “Pro Rata RSUs” with respect to any such RSU Scheduled Vesting Date is the product of the number of RSUs covered by the Award that would vest on the RSU Scheduled Vesting Date and a fraction, the numerator of which is the number of days from the Grant Date to the date of your termination of employment, and the denominator of which is the number of days from the Grant Date to such RSU Scheduled Vesting Date.

2.	The number of PRUs that vest at such termination of employment on a pro rata basis is equal to the product of the number of PRUs covered by the Award and a fraction, the numerator of which is the number of days from the Grant Date to the date of your termination of employment, and the denominator of which is the number of days from the Grant Date to the PRU Scheduled Vesting Date.

I.	Distribution in Respect of Performance Based Restricted Stock Units that Vest Upon Termination of Employment

1.	Termination of Employment Because of Death, Total and Permanent Disability or Normal Retirement

In the event of your termination of employment due to your death, total and permanent disability or Normal Retirement as described in Section IV.A, B or C, you will receive, promptly following such termination of employment, one (1) share of MMC common stock in respect of each PRU covered by the Award that vests upon your termination of employment.

2.	Termination of Employment Due to Early Retirement or Termination Other Than For Cause

In the event of your termination of employment due to Early Retirement or your termination of employment other than for Cause as described in Section IV.D or E, you will receive, promptly following the PRU Scheduled Vesting Date, the number of shares of MMC common stock determined under Section I.D.1 in respect of the number of vested PRUs determined under Section IV.H.

J.	Definitions

As used in these terms and conditions, the terms “Normal Retirement Date” and “Early Retirement Date” shall have the respective meanings given such terms (or any comparable substitute terms or concepts) set forth in MMC’s primary retirement plan applicable to you upon your termination of employment.

V.	CHANGE IN CONTROL PROVISIONS

A.	Change in Control

1.	Upon the occurrence of a “Change in Control” of MMC, as defined in the Plan, the Award will become fully vested on the date of the Change in Control.

2.	Performance Contingent Nonqualified Stock Options. Any Option covered by the Award shall become exercisable beginning on the date of the Change in Control until the expiration date of the grant.

3.

Restricted Stock Units. Except as provided in Section V.A.5, one (1) share of MMC common stock will be distributed to you in respect of each RSU covered by the Award as soon as practicable following the earlier of the next RSU Scheduled Vesting Date and your termination of employment but in no event later than 60 days following such event.

4.

Performance Based Restricted Stock Units. Except as provided in Section V.A.5, one (1) share of MMC common stock will be distributed to you in respect of each PRU covered by the Award as soon as practicable following the earlier of the PRU Scheduled Vesting Date and your termination of employment but in no event later than 60 days following such event.

5.

If in the Change in Control transaction shareholders of MMC receive consideration consisting of cash or other property (including securities of a successor or parent corporation), there shall be delivered to you the consideration which you would have received in such transaction had you been, immediately prior to such transaction, a holder of that number of shares of MMC common stock equal to the number of shares of MMC common stock deliverable upon a Change in Control in respect of any RSUs or PRUs covered by the Award.

B.	Additional Payment

The value of the accelerated vesting of the Award because of a Change in Control (the “Accelerated Award”) may be subject to a 20% federal excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Excise Tax”). The Excise Tax is imposed on a select group of highly-compensated employees when the value, as determined by applicable regulations, of payments in the nature of compensation contingent on a Change in Control (including an amount reflecting the value of the accelerated vesting of the Award) equals or exceeds three times the average of your last five years’ W-2 earnings.

If a Change in Control occurs and vesting of the Award is accelerated, MMC will determine if the Excise Tax is payable by you. If the Excise Tax is payable by you, MMC will pay to you, within five days of making the determination, an amount of money (the “Additional Payment”) such that after payment of applicable federal, state and local income taxes, employment taxes and any Excise Tax imposed upon the Additional Payment, you will retain an amount of the Additional Payment equal to the Excise Tax imposed in respect of the Accelerated Award. If the Additional Payment, after payment of applicable taxes, is later determined to be less than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, a further payment will be made to you. If the Additional Payment, after payment of applicable taxes, is later determined to be more than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, you will be required to reimburse MMC for such excess.

VI.	ADDITIONAL PROVISIONS APPLICABLE TO COVERED EMPLOYEES

Notwithstanding any other provision herein, for any employee determined by the Committee to be likely to be a covered employee within the meaning of Section 162(m)(3) of the Code in the year the Award vests, delivery of shares in respect of the Award shall be postponed until the earlier of (i) the earliest date at which the Committee reasonably anticipates that the deduction of the payment of such Award will not be limited or eliminated by application of Section 162(m) of the Code or (ii) the calendar year in which such employee terminates employment. According to Internal Revenue Service regulations, “covered employees” include (1) the chief executive officer of MMC as of the last day of the year and (2) the four highest-paid executive officers of the Company, other than the chief executive officer of MMC, who are employed on the last day of the year.

VII.	OTHER PROVISIONS

A.

No Right to Continued Employment. The granting of the Award or any exercise thereof does not give you any right to continue to be employed by the Company for any specific duration, or restrict, in any way, your right or the right of your employer to terminate your employment at any time for any reason, with or without cause or prior notice.

B.

During your lifetime, an Option shall be exercisable only by you, and no right hereunder related to an Award shall be transferable except by will or the laws of descent and distribution. Any shares that may be deliverable to you following your death shall be delivered to the person or persons to whom your rights pass by will or the law of descent and distribution, and such delivery shall completely discharge the Company’s obligations under the Award.

C.

Neither you nor any person entitled to exercise your rights in the event of your death shall have any of the rights of a stockholder with respect to the Option Shares subject to an Option, unless, and until, you (or such person) have exercised the Option, paid the full exercise price thereof, and have received the shares so acquired.

D.

The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer, of any shares of MMC common stock subject to an option, unit or otherwise pursuant to the Plan due to you which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of MMC common stock, if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

E.

The Award is subject to all of these Terms and Conditions and to the terms and conditions of the Plan and to the terms and conditions of any employment agreement or offer letter between you and the Company regarding the treatment of equity-based awards upon certain terminations of employment (“Contractual Provisions”), and your acceptance of the Award shall constitute your agreement to the terms and conditions of the Plan and the administrative regulations of the Committee. In the event of any inconsistency between these Terms and Conditions, the Contractual Provisions and the provisions of the Plan, the provisions of the Plan shall prevail. In the event of any inconsistency between these Terms and Conditions and any Contractual Provisions, the Contractual Provisions shall prevail. Your acceptance of the Award constitutes your agreement that the shares of MMC common stock acquired hereunder, if any, will not be sold or otherwise disposed of by you in violation of any applicable securities laws or regulations.

F.

The Award shall be subject to such additional administrative regulations as the Committee may, from time to time, adopt. All decisions of the Committee upon any questions arising under these Terms and Conditions or the Plan shall be conclusive and binding. The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the Award, and references to the Committee shall be deemed to include any such delegate.

G.

The Committee may, in its sole discretion, amend the terms of the Award; provided, however, that if the Committee concludes that such amendment is likely to materially impair your rights with respect to the Award, such amendment shall not be implemented with respect to your Award without your consent.

H.

The Committee has full discretion and authority to control and manage the operation and administration of the Awards and the Plan. The Committee is comprised of at least two members of the MMC Board of Directors.

I.

The Plan, and the granting of Awards and exercising of Options thereunder, and the obligations of the Company and employees under the Plan, shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including, but not limited to, tax and securities regulations.

J.

The MMC Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant awards under the Plan; except that, without the consent of an affected participant, no such action may materially adversely affect the rights of such participant under any award theretofore granted to him or her. Following the occurrence of a Change in Control (as defined in the Plan), the MMC Board of Directors may not terminate the Plan or amend the Plan with respect to awards that have already been granted in any manner adverse to employees.

K.

Awards relating to not more than eighty million (80,000,000) shares of MMC common stock (par value $1.00 per share), plus such number of shares authorized and reserved for awards pursuant to certain preexisting share resolutions adopted by the MMC Board of Directors, may be made over the life of the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan. Awards relating to not more than eight million (8,000,000) shares of MMC common stock (par value $1.00 per share), plus such number of shares remaining unused under preexisting stock plans approved by MMC’s stockholders, may be issued under the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan. Employees of the Company will be eligible for awards under the Plan. MMC common stock is traded on the New York Stock Exchange under the symbol “MMC” and is subject to market price fluctuation. Shares of MMC common stock delivered in respect of the Award may be obtained through open market purchases, treasury stock or newly issued shares.

L.

The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. Your right to payment of your Award is the same as the right of an unsecured general creditor of the Company.

M.

There are no investment fees associated with your Award, and MMC pays all administrative expenses associated with your Award, although you will be responsible for any fees associated with the sale of any shares of MMC common stock delivered in respect of the Award.

Please retain this document in your permanent records. If you have any questions regarding the Plan or your Award or would like an account statement detailing each type of equity-based award and the number of shares covered by such equity-based award that comprises your Award, and the exercise price, vesting date(s) and expiration date of such equity-based awards that comprise your Award or any other information, please contact:

MMC Global Compensation

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York l0036-2774

Telephone Number: (212) 345-5000

Facsimile Number: (212) 345-4767

VIII.	FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the United States Federal income tax consequences of the equity-based awards that may comprise your Award. This discussion does not address all aspects of the U.S. Federal income tax consequences that may be relevant to you in light of your personal investment or tax circumstances and does not discuss any state or local tax consequences of your Award. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisor concerning the application of the U.S. Federal income tax laws to your particular situation, as well as the applicability and effect of any state or local tax laws before taking any actions with respect to your Award.

A.	Performance Contingent Nonqualified Stock Option

You will not be subject to tax upon the grant of a performance contingent nonqualified stock option. Upon exercise of a performance contingent nonqualified stock option, an amount equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid is taxable to you as ordinary income. This amount of income will be subject to income and employment tax withholding. Your basis in the shares of common stock received will equal the fair market value of the shares of common stock on the date of exercise, and your holding period in such shares will begin on the day following the date of exercise. Upon the subsequent disposition of shares of common stock acquired upon the exercise of a performance contingent nonqualified stock option, you will recognize capital gain or loss based upon the difference between the amount realized on such disposition and your basis in such shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. In the taxable year in which you recognize ordinary income upon the exercise of a performance contingent nonqualified stock option, the Company generally will be entitled to a deduction equal to the amount of income recognized by you.

B.	Restricted Stock Units and Performance Based Restricted Stock Units

You will not be subject to tax upon the grant of a restricted stock unit or a performance based restricted stock unit. Upon vesting of restricted stock units or a performance based restricted stock units, the fair market value of the shares of common stock covered by the Award on the vesting date will be subject to FICA employment tax withholding. Upon distribution of the shares of common stock (or, in the event Section V.A.5 is applicable, cash or other property) underlying the restricted stock units or performance based restricted stock units, you will recognize as ordinary income an amount equal to the fair market value on the date of distribution of the shares of common stock (and/or cash or other property) received. This amount of income will be subject to income tax withholding on the date of distribution. Your basis in any shares of common stock received will be equal to the fair market value of the shares of common stock on the date of distribution, and your holding period in such shares will begin on the day following the date of distribution. If any dividend equivalents are paid to you, they will be includible in your income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding. In the taxable year in which you recognize ordinary income on account of shares of common stock awarded to you, the Company generally will be entitled to a deduction equal to the amount of income recognized by you.

C.	Section 409A

Notwithstanding any other provision herein, your Award may be subject to additional restrictions to ensure compliance with the requirements of Section 409A of the Code (regarding nonqualified deferred compensation) and regulations thereunder. The Committee intends to administer the Awards in accordance with Section 409A of the Code and reserves the right to make changes in the terms or operations of the Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Section 409A of the Code. This means, for example, that the timing of distributions may be different from those described in this document or in other materials relating to the Award or the Plan that do not yet reflect Section 409A of the Code and the regulations thereunder. If your Award is not in compliance with Section 409A of the Code, you may be subject to immediate taxation of all vested but unpaid awards under the Plan that are subject to Section 409A of the Code, plus interest at the underpayment rate plus 1%, plus a 20% penalty.

IX.	RESALE RESTRICTIONS

A.

If you are an “affiliate” of MMC at the time you exercise an option and/or receive shares of MMC common stock in respect of the Award, your ability to resell those shares may be restricted. In order to resell such shares, you will be required either to observe the resale limitations of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or offer your shares for resale in compliance with another applicable exemption from the registration requirements of the Securities Act.

B.

An “affiliate” is defined, for purposes of the Securities Act, as a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, MMC. A “person” is defined to include any relative or spouse of the person and any relative of the person’s spouse who has the same home as the person, any trust, estate, corporation or other organization in which the person or any of the foregoing persons has collectively more than 10% beneficial interest, and any trust or estate for which the person or any of the foregoing persons serves as trustee, executor or in any similar capacity. A person “controls, is controlled by or is under common control” with MMC when that person directly or indirectly possesses the power to direct or cause the direction of the management and policies of MMC whether through the ownership of voting securities, by contract or otherwise.

X.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

A.

The Annual Report on Form 10-K of MMC for its last fiscal year, MMC’s Registration Statement on Form 8 dated February 3, 1987, describing MMC common stock, including any amendment or reports filed for the purpose of updating such description, and MMC’s Registration Statement on Form 8-A/A dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the common stock, including any further amendment or reports filed for the purpose of updating such description, which have been filed by MMC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein.

B.

All documents subsequently filed by MMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the end of MMC’s last fiscal year and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

C.

The Annual Report can be viewed on MMC’s website at http://www.mmc.com/investors/current.php. Participants may receive without charge, upon written or oral request, a copy of any of the documents incorporated herein by reference and any other documents that constitute part of this Prospectus by contacting MMC Global Compensation as indicated above.